UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

JULY 19, 2013

Date of Report (date of Earliest Event Reported)

FIBROCELL SCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341

(Address of principal executive offices and zip code)

(484) 713-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2013, the board of directors of Fibrocell Science, Inc. (the “Company”) approved a revised compensation program for its non-employee board members pursuant to which, effective August 1, 2013, (i) each non-employee member of the board of directors will receive annualized compensation of $45,000; (ii) the lead independent director will receive annualized compensation of $15,000; (iii) the chair of the audit committee of the board of directors will receive annualized compensation of $14,000 and all other members of the committee will receive annualized compensation of $7,000; (iv) the chair of the compensation committee of the board of directors will receive annualized compensation of $10,000 and all other members of the committee will receive annualized compensation of $5,000; and (v) the chair of the nominating and corporate governance committee of the board of directors will receive annualized compensation of $7,000 and all other members of the committee will receive annualized compensation of $3,000. On July 19, 2013, each non-employee member of the board of directors received a ten-year option to purchase 24,000 shares of Company common stock at an exercise price equal to the closing price of the common stock on such date, of which 50% of the shares vested on the date of grant and 50% will vest on the one-year anniversary of the date of grant provided the board member is still serving on the board of directors on such date. On July 19, 2013, Mr. David Pernock, the Company’s Chief Executive Officer, and John Maslowski, the Company’s Vice President of Operations Scientific Affairs, received ten-year options to purchase 175,000 shares and 17,500 shares, respectively, of Company common stock at an exercise price equal to the closing price of the common stock on such date, which vests in four equal installments on the date of grant and on the following three anniversary dates after the date of grant provided the officer is still employed by the Company on such dates.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 5.07 below is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 19, 2013, the Company held its 2013 Annual Meeting of Stockholders at the Company’s offices in Exton, Pennsylvania. As of May 23, 2013, the record date for the Annual Meeting, there were 26,229,909 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 20,369,811 were present in person or represented by proxy. The holders of shares of our common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

1. The Company’s stockholders elected three directors to hold office until the Company’s 2016 annual meeting of stockholders or until his/her successor is duly elected and qualified, by the votes indicated below:

Shares voted FOR / WITHHELD / BROKER NON-VOTE
Marc Mazur:	17,323,965 /89,970/ 2,955,876

Shares voted FOR / WITHHELD / BROKER NON-VOTE
Christine St. Clare:	17,360,103 /53,832 /2,955,876

Shares voted FOR / WITHHELD / BROKER NON-VOTE
Douglas J. Swirsky:	17,359,446 /54,489 /2,955,876

2. The Company’s stockholders approved the amendment of the Company’s 2009 Equity Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 1,200,000 to 2,600,000, by the vote indicated below:

Shares voted FOR / AGAINST / ABSTAIN / BROKER NON-VOTE:
14,620,319 /2,764,936/28,680/ 2,955,876

3. The Company’s stockholders approved the proposal to ratify the appointment of BDO USA, LLP as the Company’s auditors for the year ending December 31, 2013, by the vote indicated below:

Shares voted FOR / AGAINST / ABSTAIN / BROKER NON-VOTE:
20,335,281/26,744 /7,786/ 0

4. The Company’s stockholders approved on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement dated June 3, 2013, by the vote indicated below:

Shares voted FOR / AGAINST / ABSTAIN / BROKER NON-VOTE:
17,159,170 /213,287/41,478/ 2,955,876

5. The Company’s stockholders approved on an advisory, non-binding basis, the following frequency of future “say-on-pay” votes, by the vote indicated below:

Shares voted FOR 1 YEAR /2 YEARS /3 YEARS / ABSTAIN:
3,752,830 /213,572/13,395,326/52,207

The Company has determined, in light of and consistent with the advisory vote of the Company’s stockholders as to the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers, to include a stockholder advisory vote on the compensation of the Company’s named executive officers in its annual meeting proxy materials once every three years until the next advisory vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.

6. The Company’s stockholders approved the amendment to the Company’s certificate of incorporation to reduce the Company’s authorized number of shares of common stock from 1,100,000,000 to 100,000,000 shares of common stock, by the vote indicated below:

Shares voted FOR / AGAINST / ABSTAIN / BROKER NON-VOTE:
18,917,655 /83,253/1,368,903/0

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amendment to the Company’s Restated Certificate of Incorporation, as amended.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROCELL SCIENCE, INC.

Date: July 22, 2013

	By:	/s/ Declan Daly
Declan Daly
Chief Financial Officer & Chief Operating Officer

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